UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2018 (September 13, 2017)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Nonqualified Deferred Compensation Plan

The Board of Directors of KMG Chemicals, Inc. (the Company”) has approved and adopted the KMG Chemicals Deferred Compensation Plan (the “Plan”), effective as of September 13, 2017. The Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of certain key employees, including the Company’s named executive officers.

Pursuant to the Plan and subject to applicable tax laws, participants may elect to defer up to 90% of each of base salary, short‑term incentive compensation, or long-term incentive compensation, or 100% of Form 1099 compensation. The Company may, in its sole discretion, provide discretionary contributions to the Plan. Participants will be 100% vested at all times in their deferral accounts. A Participant may receive a distribution from the Plan upon a qualifying distribution event such as separation from service, disability, death or unforeseeable emergency, or an in-service distribution at times elected by the Participant, all as defined in the Plan. Distributions from the Plan will be made in the manner elected by the Participant pursuant to the terms of the Plan. Compensation deferred under the Plan represents an unsecured obligation of the Company.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan’s Adoption Agreement and the Plan Document, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	The Executive Nonqualified Excess Plan Adoption Agreement, effective September 13, 2017

10.2	The Executive Nonqualified Excess Plan Document, effective September 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: August 27, 2018
Roger C. Jackson
Vice President, General Counsel and Secretary